Exhibit 99.2

Fly-E Group, Inc. Announces Closing of its Initial Public Offering

June 07, 2024 15:10 ET | Source: Fly-E Group, Inc.

New York, N.Y., June 7, 2024 (GLOBE NEWSWIRE) -- Fly-E Group, Inc. (Nasdaq: FLYE) (“FLYE”) today announced the closing of its initial public offering of 2,250,000 shares of its common stock, par value $0.01 per share, at an initial public offering price to the public of $4.00 per share. FLYE granted the underwriters a 30-day overallotment option to purchase up to an additional 337,500 shares of common stock from FLYE at the initial public offering price, less underwriting discounts and commissions.

FLYE’s shares of common stock began trading on the Nasdaq Capital Market under the symbol “FLYE” on June 6, 2024.

The gross proceeds to FLYE from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, were $9.0 million. FLYE intends to use the net proceeds from this offering to cover the purchase of inventory and production costs of its vehicles, the expansion of its retail stores, its technology, research and development initiatives, and for general corporate purposes.

The Benchmark Company, LLC (“Benchmark”) was the sole book-running manager for the offering. Hogan Lovells US LLP acted as counsel to FLYE and Lucosky Brookman LLP acted as counsel to Benchmark in connection with the offering.

A registration statement relating to these securities was filed with the U.S. Securities and Exchange Commission and became effective on May 14, 2024. The proposed offering was made only by means of a prospectus. Copies of the final prospectus may be obtained from The Benchmark Company, LLC, 150 East 58th Street, 17th Floor, New York, NY 10155, by telephone: (212) 312-6700, or by email at prospectus@benchmarkcompany.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing and selling smart electric motorcycles, electric bikes, electric scooters and related accessories under the brand “Fly E-Bike.” Our commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Cautionary Note Regarding Forward Looking Statements

This news release and statements of FLYE’s management in connection with this news release or related events contain or may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements mean statements related to future events, which may impact our expected future business and financial performance, and often contain words such as “expected”, “anticipates”, “intends”, “plans”, “believes”, “potential”, “will”, “should”, “could”, “would” or “may” and other words of similar meaning. These forward-looking statements are based on information available to us as of the date of this news release and represent management’s current views and assumptions. Forward-looking statements are not guarantees of future performance, events or results and involve known and unknown risks, uncertainties and other factors, which may be beyond our control. In evaluating these forward-looking statements, you should consider various factors, including our ability to obtain additional funding to market our vehicles and develop new products; our ability to produce vehicles with sufficient volume and quality to satisfy customers; the ability of our principal vendors to deliver the necessary components for our vehicles at prices and volumes acceptable to us; our principal vendors’ ability to perform quality control on our products; our ability to obtain sufficient intellectual property protection for our brand and technologies; our vehicles’ ability to perform as expected; our facing product warranty claims or product recalls; our facing adverse determinations in significant product liability claims; customers’ acceptance of electric vehicles; the development of alternative technology that adversely affects our business; the lingering impact of COVID-19 on our business; increased government regulation of our industry; and tariffs and currency exchange rates. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. These factors may not constitute all factors that could cause actual results to differ from those discussed in any forward-looking statement. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results. We do not undertake to update our forward-looking statements to reflect events or circumstances that may arise after the date of this news release, except as required by law.

For further information, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com